Exhibit 5.e

Crown European Holdings SA

Le Colisee 1 – Rue Fructidor

75830 Paris

Cedex 17

Paris

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

September 3, 2003

Dear Sirs

Re:    Registration Statements on Form S-4 Registration Number 333—105552

1.	Introduction

We have acted as special German counsel for Crown European Holdings (the “Issuer” or “Crown”) and the Issuer’s indirect subsidiaries domiciled in Germany, i.e.:

(a)	Crown Cork & Seal Deutschland Holdings GmbH of Seesen,

(b)	CarnaudMetalbox Deutschland GmbH of Seesen,

(c)	Züchner Verpackungen GmbH of Seesen,

(d)	CarnaudMetalbox Nahrungsmitteldosen GmbH of Seesen,

(e)	Züchner Verschlüsse GmbH of Seesen,

(f)	Züchner + Gruss Metallverpackungen GmbH of Hilden,

(g)	Crown Bender GmbH of Frankenthal,

(h)	Zeller Plastik GmbH of Zell,

(i)	Zeller Engineering GmbH of Zell, and

(j)	Raku GmbH of Rastatt

- (a) – (j) collectively: the “German Subsidiaries”—

in connection with

the filing of the Registration Statement on Form S-4 originally filed on May 23, 2003 under Registration Number 333-105552 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”), as amended from time to time, (the “Registration Statement”) and the Trust Indenture Act of 1939, as amended, relating to the proposed issuance of an aggregate of

— $ 1,085,000,000 principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 (the “New Dollar Second Priority Notes”),

— € 285,000,000 principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 (the “New Euro Second Priority Notes”), and

— $ 725,000,000 principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013 (the “New Third Priority Notes”)

together the “New Notes”

of the Issuer and guarantees thereof by the German Subsidiaries and the other guarantors (the “Guarantors”) (the “New Guarantees”). The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indentures filed as Exhibit 4.m and Exhibit 4.p to the Registration Statement (the “Indentures”) between the Issuer, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee.

This Opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to.

2.	Documents

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this Opinion.

3.	Assumptions

In making our examination of records, documents, agreements and certificates we have assumed the authenticity of all documents submitted to us as originals, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the German Subsidiaries) and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.

In rendering our Opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the German Subsidiaries. With regard to the commercial registry excerpts we have assumed that all information capable of recording has been recorded.

We have examined the laws of Germany as currently applied by German courts and as far as in our judgement was necessary for the purpose of this Opinion. We do not purport to be qualified to express an opinion, and we express no opinion in this letter, as to the laws of any jurisdiction other than Germany. This Opinion is governed by and shall be construed in accordance with German law.

4.	Opinion

Based upon and subject to the assumptions set out herein and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

a.	the German Subsidiaries are duly organized, validly existing and in good standing under the laws of Germany and have the corporate power and authority to execute, deliver and perform the Indentures and the New Guarantees;

b.	the execution, delivery and performance of the New Guarantees of the German Subsidiaries have been duly authorized by the German Subsidiaries,

c.	The German Subsidiaries have duly executed and delivered the Indentures.

We hereby consent to the use of this Opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act 1933 or the rules and regulations promulgated thereunder.

Yours faithfully

HOELTERS & ELSING